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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 18, 1997

                      Byron Preiss Multimedia Company, Inc.
             (Exact name of registrant as specified in its charter)

New York                            1-13084                      13-3676574
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)

            24 West 25th Street, New York, New York            10010
            (Address of principal executive offices)         (Zip code)

Registrant's telephone number, including area code   (212) 989-6252

                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 5  Other Events

     As reported and discussed in the Company's Current Report on Form 8-K (date of event-February 5, 1997) filed with the Securities and Exchange Commission on or about February 19, 1997, on February 5, 1997, Byron Preiss Multimedia Company, Inc. (the "Company"), completed the sale (the "Transaction") of 8.0% Convertible Debentures due January 31, 1999 (the "Debentures") in an aggregate principal amount of $2,000,000 to the following foreign entities (collectively, the "Noteholders"): Baybridge Securities, Blue Chip Securities Limited, Allied Balken Investments Limited and AT Investments. On or about April 22, 1997, in accordance with the notices of conversion of the Debentures presented to the Company by each of the Noteholders, the Company issued and delivered 785,176 shares of common stock ("Common Stock"), par value $.001 per share, of the Company to Allied Balken, 219,849 shares of Common Stock to AT Investments, 753,769 shares of Common Stock to Baybridge Securities and 753,769 shares of Common Stock to Blue Chip Securities. In the aggregate, the Company issued shares of Common Stock, representing approximately 35% of the Company's issued and outstanding shares of Common Stock. The agreements entered into in connection with the Transaction do not contain any provisions relating to the election of directors of the Company.

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Signatures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BYRON PREISS MULTIMEDIA COMPANY, INC.

                                       By: /s/ James R. Dellomo
                                           Name:  James R. Dellomo
                                           Title: Chief Financial Officer
Date: April 28, 1997

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